UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2008

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(Exact name of Registrant as specified in its charter)

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Commission File Number 1-6227

Iowa (State of Incorporation)	20-4195009 (I.R.S. Employer Identification No.)

2108 140th Avenue, P.O. Box 21

Algona, IA 50511

(Address of Principal Executive Offices)

(515) 395-8888

Registrant’s telephone number, including area code

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On November 18, 2008, the Company’s Chief Executive Officer, Chris Daniel, sent a letter to the Company’s members. A copy of the member letter is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Letter to the members of East Fork Biodiesel, LLC from its Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EAST FORK BIODIESEL, LLC

Date: November 20, 2008	By:
Chris Daniel
Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Letter to the members of East Fork Biodiesel, LLC from its Chief Executive Officer.

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Exhibit 99.1 - Letter to the members of East Fork Biodiesel, LLC from its Chief Executive Officer

                                                                                                                                                                                  November 18, 2008
EAST FORK MEMBER UPDATE

East Fork Biodiesel, LLC, 2108 140th Avenue, PO Box 21, Algona, IA 50511 www.eastforkbiodiesel.com terri.tweedy@eastforkbiodiesel.com 515-395-8888

CEO Overview

As East Fork Biodiesel continues to strive to begin operation, there have been a couple of personnel changes at the plant including my addition to the team as CEO in September. My experience covers over 20 years of manufacturing experience in several industries. During the last three years, I served as General Manager of biodiesel operations for Western Iowa Energy in Wall Lake, Iowa and Northern Bio Energy in Huxley, Iowa.

Unfortunately, our plant continues to be idle due to our lack of working capital. As was discussed at the annual member meeting, East Fork’s working capital loan was terminated in June as part of our loan restructuring agreement with Farm Credit. Since June, our focus has been on securing a line of credit to replace our prior working capital loan. To date, we have been unsuccessful. Feedback we have received since June from prospective lenders suggests that East Fork will have a very difficult time securing working capital without first obtaining additional equity capital. Soybean oil market prices and biodiesel prices currently offer an opportunity for us to profitably operate our plant, if we could obtain working capital of at least $10,000,000 to secure the cash we need to purchase soybean oil. However, given the current credit crisis, it is unlikely that in the foreseeable future a financial institution will provide us with a working capital line of credit.

We continue to pursue alternatives to secure the financing needed to begin plant operations. Several East Fork members have suggested that we seek participation of our current members in funding our

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THIS ISSUE

CEO Overview                                                         1

Year End Estimates                                                   1

Unit Transfers                                                          2

New Faces                                                               2

Blender’s Credit Renewal                                          2

Annual Meeting Highlights                                        3

East Fork Board Members                                          3

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working capital needs. This could take the form of purchasing additional membership units or through loans to East Fork. I would like to hear more from members about their interest in providing working capital to East Fork. Please contact me by email at chris.daniel@eastforkbiodiesel.com or call me at 515-395-8888 with your comments and opinions on this option.

We have an exceptional facility and input prices are moving in the right direction. Yet, without adequate working capital, our options include: selling the plant and paying off the loans to Farm Credit, selling our assets or merging with another entity or seeking bankruptcy court relief including seeking court-mandated refinancing terms with Farm Credit.

I thank you for your support of East Fork Biodiesel during this challenging time.

Sincerely,

Chris Daniel

Chief Executive Officer

FORWARD-LOOKING STATEMENTS - The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This update contains information that may be deemed forward-looking and that is based largely on our current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are the ability to make our principal and interest payments and avoid a default under our senior credit agreement if soybean oil and biodiesel prices do not allow us to operate our biodiesel plant profitably, the ability to secure and the cost of working capital and capital improvement financing in light of the continued need to idle our plant, economic environment of the biodiesel industry and the economic environment and credit market in general, changes in interest rates, prices of or demand for diesel fuel, refined soybean oil and other commodity prices, energy costs, shipping costs, available production and management personnel, changes or elimination of government subsidiaries or incentives and legislative and regulatory developments and other results of operations or financial conditions. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of our update. East Fork does not publicly undertake to update or revise its forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

East Fork Board of Directors

East Fork Biodiesel, LLC -- Board of Directors 2008-2009

Newly elected board members: (Front row, left to right) Ken Clark - President, Mike Kohlhaas - Secretary, Jim Meyer - Chairman, Lennon Brandt, Allen Kramer (Back row, left to right) Jack Limbaugh - Treasurer, Mike Duffy, Dan Muller, Dean Ulrich - Vice President